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                                                                     Exhibit 3.2

                 CORPORATE PROPERTY ASSOCIATES 17 INCORPORATED

                       AMENDED ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

      FIRST: The undersigned, Christopher W. Pate, whose address is Two Hopkins Plaza, Suite 1800, Baltimore, Maryland 21201, being at least 18 years of age, being the sole incorporator of Corporate Property Associates 17 Incorporated, and acting in that capacity prior to the organization meeting of the Board of Directors of the corporation, hereby adopts Amended Articles of Incorporation of Corporate Property Associates 17 Incorporated, a corporation formed under the general laws of the State of Maryland, as follows.

      SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

             Corporate Property Associates 17 - Global Incorporated

      THIRD: The Corporation is formed for the purpose of carrying on any lawful business.

      FOURTH: The address of the principal office of the Corporation in this State is c/o CSC-Lawyers Incorporating Service Company, 7 Saint Paul Street, Baltimore, Maryland 21202.

      FIFTH: The name and address of the resident agent of the Corporation are CSC-Lawyers Incorporating Service Company, 7 Saint Paul Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

      SIXTH: The total number of shares of stock which the Corporation has authority to issue is 25,000 shares, $.001 par value per share, all of one class. The aggregate par value of all authorized shares having a par value is $25. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the charter of the Corporation from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series that the Corporation has authority to issue.

      SEVENTH: The Corporation shall have a board of one director unless the number is increased or decreased in accordance with the Bylaws of the Corporation. However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law. The initial director is:

                              Thomas E. Zacharias
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      EIGHTH:  (a)   The Corporation reserves the right to make any amendment
of the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any shares of outstanding stock.

               (b) The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

               (c) The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

      NINTH:   No holder of shares of stock of any class shall have any
preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

      TENTH:   To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no directors or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

      IN WITNESS WHEREOF, I have signed these Amended Articles of Incorporation and acknowledge the same to be my act on this 16th day of February, 2007.





                                                     /s/ CHRISTOPHER W. PATE
                                                     -------------------------
                                                       Christopher W. Pate




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